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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 11, 2005

SUPERIOR ESSEX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-50514 (Commission File Number)	20-0282396 (IRS Employer Identification No.)

150 Interstate North Parkway, Atlanta, Georgia 30339
(Address of Principal Executive Offices) (Zip Code)

(770) 657-6000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

        On March 11, 2005, the credit agreement by and among Superior Essex Communications L.P. (a wholly owned indirect subsidiary of Superior Essex Inc.), as a borrower, Essex Group Inc. (a wholly owned indirect subsidiary of Superior Essex Inc.), as a borrower and the financial institutions party thereto, as lenders, Fleet Capital Corporation, as collateral and administrative agent for the lenders, and General Electric Capital Corporation, as syndication agent for the lenders, was amended. The amendment, among other things, increased the amount of permitted consigned inventory from $18 million to $30 million and limited the extent to which consigned inventory may be included in the determination of the borrowing base for revolving loans to the lesser of 20% of the inventory formula amount or $30 million. The amendment also exempts up to $5 million of the total $30 million of permitted consigned inventory from the requirement for filing a UCC financing statement. The amendment also modifies the manner of calculating the value of consigned inventory, eliminating the designation of FIFO as the only method of permitted valuation under generally accepted accounting principles.

        A copy of the amendment is incorporated by reference herein as Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits.

  (a)
  Not applicable.

  (b)
  Not applicable.

  (c)
  Exhibits:

Exhibit Number	Description
10.1	Sixth amendment to Credit Agreement, dated March 11, 2005, by and among Superior Essex Communications L.P, as a borrower, Essex Group Inc., as a borrower, the financial institutions party thereto, as lenders, Fleet Capital Corporation, as collateral and administrative agent for the lenders, and General Electric Capital Corporation, as syndication agent for the lenders (incorporated by reference to Exhibit 10.27 to the Annual Report on Form 10-K of Superior Essex Inc. for the year ended December 31, 2004).

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ESSEX INC.
Dated: March 17, 2005
	By:	/s/ DAVID S. ALDRIDGE Name: David S. Aldridge Title: Executive Vice President, Chief Financial Officer and Treasurer

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QuickLinks

  Item 1.01 Entry into a Material Definitive Agreement
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES